EXHIBIT 99.1
                                                                  ------------

FOR IMMEDIATE RELEASE:     Wednesday, August 6, 2003

CONTACT:                   Kevin Hardy
                           Chief Financial Officer
                           SOS Staffing Services, Inc.
                           801-484-4400
                           ir@sosstaffing.com

SOS STAFFING SERVICES, INC. REPORTS SECOND QUARTER RESULTS


   Management to hold conference call tomorrow at 9:00 AM MDT (11:00 AM EDT).


SALT  LAKE  CITY,   UTAH  -  SOS  Staffing   Services,   Inc.  (the   "Company")
(NASDAQ/SmallCap: SOSS) today announced operating results for the 13- and 26-week periods ended June 29, 2003.

Service revenues from continuing operations for the 13-week period ended June 29, 2003 were $42.0 million, compared to $46.3 million for the corresponding period of the prior fiscal year, a decrease of $4.3 million. The decrease is due in part to exiting less profitable business while the Company focused on retaining and attracting higher margin accounts. Furthermore, service revenues were lower in certain geographic areas due to office consolidations and closures.

Operating expenses for the 13-week period ended June 29, 2003 were $7.8 million, compared to $8.6 million for the corresponding period of the prior fiscal year, a decrease of 9%. The decrease is due to steps the Company has taken to increase efficiencies and reduce costs, including closing under-performing offices.

Loss from continuing operations before income taxes for the 13-week period ended June 29, 2003 was approximately ($186,000), compared to ($212,000) for the 13-week period ended June 30, 2002. For the 13-week period ended June 29, 2003, the Company reported a net loss of approximately ($272,000), compared to ($1.4) million for the corresponding period of the prior fiscal year.

On July 23, 2003, the Company received a Nasdaq Staff Determination (the "Staff Determination") stating that the Company did not meet Nasdaq's $1.00 minimum bid price per share requirement for continued listing as set forth in Marketplace Rule 4450(a)(5) and that its common stock, therefore, would be subject to delisting from The Nasdaq SmallCap Market (the "SmallCap Market") effective August 1, 2003. As permitted by the Staff Determination, the Company requested, and was granted, a hearing before the Nasdaq Listing Qualifications Panel to appeal the delisting. The scheduled date of the hearing is August 28, 2003. After receiving the Staff Determination, the Company's board of directors approved a five-to-one reverse stock split, which is anticipated to bring the Company into compliance with Nasdaq's minimum bid price per share requirement. The Company's shareholders approved such reverse stock split at the Company's annual meeting in May 2003. Pending Nasdaq's final ruling, delisting will be stayed and the Company's common stock will continue to be listed on the SmallCap Market.


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


During the 13-week period ended June 29, 2003, the Company received $3.8 million in federal income tax refunds with respect to the 2002 fiscal year. Of the $3.8 million, the Company retained $1.8 million for working capital purposes, $1.3 million was used for additional collateral to secure the Company's workers' compensation policy and the remaining $700,000 was applied against the Company's long-term debt and credit facility.

As required by both the Company's credit facility and note purchase agreements, the Company was required to obtain a firm commitment or signed letter of intent regarding a refinancing, restructuring or recapitalization of the Company by July 31, 2003, or be required to pay $250,000, in the aggregate, to the banks and noteholders. The banks and noteholders have agreed to extend such deadline until August 29, 2003. Additionally, the Company originally was to consummate such transaction by September 1, 2003 or be required to pay $500,000, in the aggregate, to the banks and noteholders. The banks and noteholders have agreed to extend such deadline until October 1, 2003. In January 2003, the Company retained a financial advisor to assist in such refinancing, restructuring or recapitalization. The Company has prepared and distributed to prospective investors an offering memorandum for the recapitalization of the Company's debt obligations.

JoAnn Wagner, the Company's chairman, president and chief executive officer, stated, "Apart from the many challenges the Company faces, we are encouraged by the progress we have made: we have maintained gross margin as a percentage of sales at approximately 20%, notwithstanding increased workers' compensation and state unemployment costs; we continue to see sequential bottom line improvement; and weekly revenues are increasing. We are confident that we will be able to see positive results from our initiatives."

Ms. Wagner added, "We currently are developing and expanding our sales channels to increase revenues and profitability, while we continue to monitor our costs."

SOS  Staffing  Services,   Inc.  is  a  provider  of  commercial   staffing  and
employment-related services, operating through a network of approximately 75 offices in 13 states.

SOS Staffing Services will hold a conference call on Thursday, August 7, 2003 at 9:00 a.m. Mountain Daylight Time (11:00 a.m. EDT) to report the Company's financial results for the 13-week period ended June 29, 2003.

The call will be broadcast live on the Internet and will be continuously rebroadcast on the Internet for one month thereafter. Interested parties may access the live web-cast on the Company's website at http://www.sosstaffing.com. Rebroadcasts are accessible at the same web site and also are available telephonically by dialing (866) 453-6660 and entering the following code:
137597.

After the financial report, Ms. Wagner and Kevin Hardy, the Company's senior vice president and chief financial officer, will respond to questions from analysts regarding the report. The analysts and Company management also may discuss the Company's operations, performance, debt, financial results and other items that would assist the analysts and other interested parties in estimating the financial and operational performance of the Company in future periods.

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


IMPORTANT NOTE:
Statements in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements include, without limitation, earnings projections. Each such statement encompasses the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "projects," "expects," "intends," "believes," "anticipates," "likely," "hopes" and other words of similar meaning also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Readers are cautioned that all forward-looking statements involve risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those anticipated in such statements including, without limitation, the Company's ability to attract and retain the staff, temporary and other employees needed to implement the Company's business plan and to meet customer needs, economic fluctuations, existing and emerging competition, changes in demand for the Company's services, availability of workers' compensation insurance, and the ability of the Company to obtain adequate financing to fund operations. Risk factors, cautionary statements and other conditions, including economic, competitive, governmental and technology factors, that could cause actual results to differ from the Company's current expectations are discussed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

                                      # # #



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

--------------------------------------------------------------------------------
                           SOS STAFFING SERVICES, INC.
--------------------------------------------------------------------------------

                  Summary Consolidated Statements of Operations
                                   (Unaudited)
                      (in thousands, except per share data)

                                                                    13 Weeks Ended                    26 Weeks Ended
                                                            -------------------------------  ----------------------------------
                                                            June 29, 2003   June 30, 2002     June 29, 2003     June 30, 2002
                                                            --------------- ---------------  ----------------- ----------------
SERVICE REVENUES                                                $  41,963       $  46,288        $  77,830         $  88,226
DIRECT COST OF SERVICES                                            33,616          37,050           62,475            70,832
                                                            --------------- ---------------  ----------------- ----------------
     Gross profit                                                   8,347           9,238           15,355            17,394
                                                            --------------- ---------------  ----------------- ----------------

OPERATING EXPENSES:
Selling, general and administrative                                 6,968           7,916           13,938            15,827
Depreciation and amortization                                         521             392            1,012               835
Finance advisory costs                                                322              --              493                --
Restructuring charges                                                  --             264               --               609
                                                            --------------- ---------------  ----------------- ----------------
     Total operating expenses                                       7,811           8,572           15,443            17,271
                                                            --------------- ---------------  ----------------- ----------------

INCOME (LOSS) FROM OPERATIONS                                         536             666              (88)              123
                                                            --------------- ---------------  ----------------- ----------------

OTHER INCOME (EXPENSE):
Interest expense                                                     (763)           (867)          (1,483)           (1,789)
Interest income                                                         4               3                8                 9
Other, net                                                             37             (14)              57                 8
                                                            --------------- ---------------  ----------------- ----------------
     Total other expense, net                                        (722)           (878)          (1,418)           (1,772)
                                                            --------------- ---------------  ----------------- ----------------

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
                                                                     (186)           (212)          (1,506)           (1,649)

INCOME TAX BENEFIT                                                     --              --               --             7,927
                                                            --------------- ---------------  ----------------- ----------------

(LOSS) INCOME FROM CONTINUING OPERATIONS                             (186)           (212)          (1,506)            6,278

LOSS FROM DISCONTINUED OPERATIONS                                     (86)         (1,221)             (93)           (1,636)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, net
                                                                       --              --               --           (16,083)
                                                            --------------- ---------------  ----------------- ----------------

NET LOSS                                                       $     (272)     $   (1,433)      $   (1,599)       $  (11,441)
                                                            --------------- ---------------  ----------------- ----------------

BASIC AND DILUTED (LOSS) INCOME PER COMMON SHARE:
     (Loss) income from continuing operations                  $    (0.01)     $    (0.02)      $    (0.12)       $     0.49
     Loss from discontinued operations                              (0.01)          (0.09)           (0.01)            (0.13)
     Loss from cumulative effect of change in accounting
       principle                                                    --              --               --                (1.27)
                                                            --------------- ---------------  ----------------- ----------------
     Net loss                                                  $    (0.02)     $    (0.11)      $    (0.13)       $    (0.90)
                                                            --------------- ---------------  ----------------- ----------------

WEIGHTED AVERAGE COMMON  SHARES OUTSTANDING:
     Basic                                                         12,691          12,691           12,691            12,691
     Diluted                                                       12,691          12,691           12,691            12,693



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

   -----------------------------------------------------------------------------
                           SOS STAFFING SERVICES, INC.
   -----------------------------------------------------------------------------

                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (in thousands)

                                               ASSETS

                                                         June 29, 2003    December 29, 2002
                                                      ----------------    -----------------
CURRENT ASSETS
Cash and cash equivalents                             $       1,123       $         495
Accounts receivable, less allowances of $881 and
    $1,031, respectively                                     16,856              15,130
Prepaid insurance                                             1,893                 200
Prepaid expenses and other                                      599                 541
Income tax receivable                                             8               3,806
                                                      ----------------    -----------------
    Total current assets                                     20,479              20,172
                                                      ----------------    -----------------

PROPERTY AND EQUIPMENT, net                                   2,273               2,923
                                                      ----------------    -----------------

OTHER ASSETS
Intangible assets, net                                       17,208              17,340
Restricted cash                                               2,658               1,333
Deposits and other assets                                     1,203               1,485
                                                      ----------------    -----------------
    Total other assets                                       21,069              20,158
                                                      ----------------    -----------------

    Total assets                                      $      43,821       $      43,253
                                                      ================    =================

                                LIABILITIES AND SHAREHOLDERS' EQUITY

                                                         June 29, 2003    December 29, 2002
                                                      ----------------    -----------------
CURRENT LIABILITIES
Current portion of notes payable                      $      10,479       $       1,374
Current portion of workers' compensation reserve              3,729               3,713
Accrued liabilities                                           2,886               1,775
Line of credit                                                2,262                 994
Accrued payroll                                               2,150               1,766
Accounts payable                                                645                 666
                                                      ----------------    -----------------
    Total current liabilities                                22,150               9,294
                                                      ----------------    -----------------

LONG-TERM LIABILITIES
Notes payable, less current portion                          12,352              21,967
Workers' compensation reserve, less current portion           1,741               1,747
Deferred compensation and other liabilities                     645                 719
                                                      ----------------    -----------------
    Total long-term liabilities                              14,738              25,427
                                                      ----------------    -----------------

SHAREHOLDERS' EQUITY                                          6,933               8,532
                                                      ----------------    -----------------

    Total liabilities and shareholders' equity        $      43,821       $      43,253
                                                      ================    =================


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